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For Immediate Release
For Further Information Contact:
Teresa Bongartz, 301-608-9292
Email TBongartz@unither.com



           UNITED THERAPEUTICS CORPORATION DISCONTINUES UT-77 PROJECT
                           IN PHASE II OF DEVELOPMENT

Silver Spring, MD, June 27, 2000: United Therapeutics Corporation (NASDAQ: UTHR) announced today that it discontinued its UT-77 drug development project based on preclinical results and Phase II testing. UT-77 is a serine elastase inhibitor inlicensed in 1998 from Cortech, Inc. for development in chronic obstructive pulmonary disease. United Therapeutics has thus terminated its exclusive license with Cortech.

United Therapeutics is a pharmaceutical company with Phase III drug development programs in pulmonary hypertension, peripheral vascular disease and osteoarthritis, as well as preclinical activities in cardiovascular, respiratory and infectious diseases.

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